DATED 19 July 2005




                    (1) ENOVA SYSTEMS, INC.

                    (2) THE DIRECTORS OF ENOVA SYSTEMS, INC.

                    (3) INVESTEC BANK (UK) LIMITED






                                    AGREEMENT

                        relating to the appointment of a

                          Nominated Adviser and Broker









                               Lawrence Graham LLP
                                   190 Strand
                                 London WC2R 1JN
                               Tel: 020 7379 0000
                               Fax: 020 7379 6854
                                   (JGE/I24/6)

                                    CONTENTS

Clause                                                                     Page

1.            Interpretation                                                1

2.            Appointments                                                  4

3.            Fees                                                          4

4.            Duties of Investec                                            5

5.            Undertakings and Authorities relating to Admission            6

6.            Indemnity                                                     7

7.            AIM Rules                                                     8

8.            Announcements                                                 9

9.            Directors' dealings in securities                             10

10.           Termination                                                   10

11.           Change of Directors                                           12

12.           Undertakings regarding Issues of Further Shares               12

13.           Undertakings regarding US Securities and Other Legislation    12

14.           Status of the Company                                         12

15.           Notices                                                       12

16.           General                                                       12

17.           Counterparts                                                  12

18.           Governing Law                                                 14



Schedule 1 - The Directors                                                  16

Schedule 2 - Pre-Emption Rights                                             16

THIS AGREEMENT is made the 19th of July 2005

BETWEEN:

(1) ENOVA SYSTEMS, INC. (a corporation incorporated in California, USA with corporation no. C0775424) whose principal offices are at 19850 South Magellan Drive, Torrance, California 90502, USA (the "Company");

(2)  THE SEVERAL  PERSONS  whose  respective  names and addresses are set out in
     Schedule 1 to this Agreement, being all the directors of the Company (the "Directors"); and

(3) INVESTEC BANK (UK) LIMITED (incorporated in England and Wales with registered no. 489604) whose registered office is at 2 Gresham Street, London EC2V 7QP, acting through its divisions Investec Investment Banking and Investec Securities ("Investec").

WHEREAS:

(A) The existing shares of common stock of the Company are at the date of this Agreement traded on the OTC Bulletin Board in the US (under the symbol `ENVA').

(B) Application is proposed to be made to the London Stock Exchange for all the existing and to be issued shares of common stock in the capital of the Company to be admitted to trading on AIM.

(C) The Company wishes as separate appointments, to appoint Investec to be its Nominated Adviser and Broker in respect of its proposed application for Admission (as hereinafter defined) and thereafter.

(D) Investec has agreed to accept such appointments and to perform the obligations and services to or for the Company described herein upon and subject to the terms and conditions herein set out.

(E) The Directors have agreed to be parties to this Agreement to give, at the request of Investec, certain undertakings.

(F)  Investec  is  regulated  by the FSA and is a  member  of the  London  Stock
     Exchange.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 In this Agreement (including its Recitals) the following words and expressions shall (save where the context otherwise requires) have the following meanings:

     "Admission"                   the admission of all the issued Common Shares
                                   to trading on AIM becoming effective (as described in Rule 6 of the AIM Rules);

     "AdmissionDocument"           the  document  published  by the  Company  in
                                   relation to Admission as required by and in accordance with the AIM Rules;

     "AIM" the market of that name operated by the London Stock Exchange;

     "AIMRules"                    the  rules  for  AIM   companies   and  their
                                   nominated  advisers  published  by the London
                                   Stock Exchange from time to time;
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                                                                          PAGE 2

     "AIMSecurity"                 a security  which the London  Stock  Exchange
                                   has admitted to trading on AIM pursuant to the AIM Rules;

     "AnnualRetainerFee"           (pound)Nil   for  the  first  year  following
                                   Admission,  (pound)45,000 for the second year
                                   following   Admission   and   increasing   to
                                   (pound)50,000   for  the   third   and   each
                                   subsequent year following Admission;

     "Broker"                      as defined in the AIM Rules;

     "Business Day"                any day on which  banks in the City of London
                                   are open for business (excluding Saturdays);

     "Common Shares"               shares of common stock,  no par value, in the
                                   capital of the Company;

     "FSA"                         the Financial Services Authority;

     "FSMA" the Financial Services & Markets Act 2000 as amended (including pursuant to the Market Abuse Regulations) and including any regulations made pursuant thereto;

     "London Stock Exchange"       London Stock Exchange plc;

     "Market Abuse Regulations"    the  Financial  Services and Markets Act 2000
                                   (Market Abuse) Regulations 2005;

     "NASD" National Association of Securities Dealers in the US;

     "NASDAQ" the National Association of Securities Dealers Automated Quotation System, a national securities exchange in the US which is owned and operated by National Stock Markets, Inc.;

     "Nominated Adviser"           as defined in the AIM Rules;

     "OTC Bulletin Board"          the Over The Counter Bulletin Board quotation
                                   medium  that  securities  dealers  may use to
                                   enter,    update   and   retrieve   quotation
                                   information for securities trading over the counter that are neither listed on NASDAQ or on a primary national securities exchange;

     "OTC Bulletin Board Rules"    the rules and  regulations  (including of the
                                   NASD and the SEC) applicable to a company whose shares are traded on the OTC Bulletin
                                   Board in the US;

     "Placing"                     the placing of 5,350,000  new Common  Shares,
                                   more particularly  described in the Admission
                                   Document;

     "Placing Agreement"           the agreement dated 19 July 2005 entered into
                                   between  Investec (1) the Company (2) and the
                                   Directors   (3)  under  which,   inter  alia,
                                   Investec has (as agent for the Company) undertaken the Placing;

     "Regulation S"                Regulation S of the US Securities Act;

     "Regulatory Information       as defined in the AIM Rules;
        Service"

     "SEC"                         US Securities and Exchange Commission;

     "SEC Regulations"             the  rules and  regulations  of the SEC in so
                                   far as they apply to the Company;

     "Termination Event"           one of the events or circumstances  mentioned
                                   in clauses 10.1 or 10.2; and

     "US Securities Act"           the US Securities Act of 1933 (as amended).

1.2  In this Agreement unless the context requires otherwise, a reference to:-

     1.2.1 "person" includes any company, unincorporated association or partnership;

     1.2.2 a "subsidiary" or "holding company" shall, in relation to Investec, be construed in accordance with section 736 of the Companies Act 1985;

     1.2.3 clauses and schedules is a reference to clauses of and schedules to this agreement;

     1.2.4 a statutory provision shall be construed as a reference to those provisions as respectively amended or re-enacted (whether before or after the date of this agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made from time to time under such provisions, (but not so as to produce any greater liability for any of the parties hereto than would have existed under the relevant provision in the form which it stood as at the date hereof);

     1.2.5 an agreement or other document is a reference to that agreement or document as from time to time supplemented or amended;

     1.2.6 "writing" shall be construed so as to include any communications effected by facsimile transmission or any comparable means ordinarily legible and non-transitory but excluding writing appearing only on the screen of a visual display unit or other similar device.

1.3 The table of contents and headings in this Agreement are for convenience only and shall not affect its construction.

1.4 Words denoting the singular shall include the plural and vice versa. Words denoting any gender include all genders.

1.5 Words and expressions defined in the Admission Document shall apply to this Agreement.

1.6 Any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall (except where the contrary is stated) be deemed to be given or made by such persons jointly and severally and where any such provision is qualified by words such as "to the best of the belief of" the person giving the provision of "so far as a person is aware", then there shall be deemed to be included within such qualification the words "having made all reasonable enquiry".

1.7 References in this Agreement to "material" shall mean (unless otherwise stated) material in the context of Admission in the reasonable opinion of Investec.

2.   APPOINTMENTS

2.1 The Company hereby appoints and Investec hereby agrees to act as Nominated Adviser to the Company. The Company hereby confirms that the appointment of Investec as Nominated Adviser confers on Investec all powers, authorities and discretions on behalf of the Company which are reasonably necessary for, or reasonably incidental to, its role as the Company's Nominated Adviser and the Company hereby agrees to ratify and confirm everything which Investec may lawfully and properly do in that capacity and pursuant to those powers, authorities and discretions. Such appointment shall commence on the date of this Agreement and, subject to clauses 2.3 and 10 below, shall continue until terminated by either the Company or Investec giving to the other not less than one (1) month's prior written notice, such notice to expire not earlier than the first anniversary of the date of Admission.

2.2 The Company hereby appoints and Investec hereby agrees to act as Broker to the Company. The Company hereby confirms that the appointment of Investec as Broker confers on Investec all powers, authorities and discretions on behalf of the Company which are reasonably necessary for, or reasonably incidental to, its role as Broker and the Company hereby agrees to ratify and confirm everything which Investec may lawfully and properly do in that capacity and pursuant to those powers, authorities and discretions. Such appointment shall commence on the date of this Agreement and, subject to clauses 2.3 and 10 below, shall continue until terminated by either the Company or Investec giving to the other not less than thirty (30) days prior written notice, such notice to expire not earlier than the first anniversary of the date of Admission.

2.3 In the event that Admission shall not be effected by 26 July 2005 (or such later date as Investec may agree, being not later than 9 August 2005), then this Agreement shall be of no effect and no party shall have any rights or liabilities pursuant to this Agreement.

3.   FEES

3.1 In consideration of Investec agreeing to act as Nominated Adviser and Broker, the Company shall, subject to and conditional upon Admission, pay to Investec the Annual Retainer Fee in respect of its services under this Agreement (together with VAT thereon and any out-of-pocket expenses which it incurs in respect of such services). The Company shall pay the Annual Retainer Fee in two equal instalments half yearly in advance beginning on the first anniversary of Admission. Any instalment is subject to a pro-rated adjustment in respect of termination occurring pursuant to the terms of this Agreement.

3.2 Any payments due pursuant to clause 3.1 shall be in addition to any fees payable in respect of any advice which Investec may be engaged to provide on any specific transaction, event or situation on behalf of the Company, subject to prior written agreement with the Company (including, for the avoidance of doubt but without limitation, any advice on potential acquisitions, future fund raisings, the approval of any document as a `financial promotion' for the purposes of section 21 FSMA or any requirement to give a 'fair and reasonable' opinion on a related party transaction under the AIM Rules).

3.3 Unless expressly agreed to the contrary, the Company agrees to pay any fees and expenses properly due and payable to Investec pursuant to this Agreement from time to time within fourteen (14) days after the issue of the invoice in respect thereof (together with any VAT properly charged thereon upon production of an appropriate VAT invoice) and may be set off against any sums which Investec may be holding for the Company's account from time to time.

4.   DUTIES OF INVESTEC

4.1 The responsibilities of Investec in its capacity as Nominated Adviser are owed solely to the London Stock Exchange and are set out in Rule 39 and
     Schedule 6 of the AIM Rules. Investec generally agrees to provide continuing advice and guidance as the Directors may reasonably and properly request in relation to their responsibilities and obligations as directors of a company whose shares are traded on AIM, and without prejudice to the generality of the foregoing:-

     4.1.1 Investec shall, subject to and conditional on Admission, act as Nominated Adviser to the Company in relation to the publication of the Admission Document and shall make the declaration required by the London Stock Exchange for Admission;

     4.1.2 Investec shall provide such advice and guidance to the Directors of the Company as to their responsibilities and obligations to ensure compliance by the Company on an ongoing basis with the AIM Rules and as the Company may reasonably request from time to time;

     4.1.3 Investec shall liaise as required with the AIM team of the London Stock Exchange on matters relating to the continued trading of the Company's Common Shares on AIM;

     4.1.4 Investec shall attend by telephone (when reasonably requested by the Directors) at meetings of the Board of directors of the Company and at general meetings of the Company; and

     4.1.5 Investec shall regularly review with the Company the actual trading performance and financial condition of the Company against any profit forecast, estimate or projection included in the Admission Document or otherwise made public, in order to assist the Company in deciding whether an announcement is necessary under the AIM Rules.

4.2 Investec shall act as the Company's Broker as required by Rule 35 of the AIM Rules and perform the services appropriate and customary to that role and without prejudice to the generality of the foregoing:-

     4.2.1 Investec shall provide advice and guidance and co-ordination of an appropriate investor liaison programme for the Company;

     4.2.2 Investec, when requested, shall co-ordinate all transactions in Common Shares, with a view to maintaining an orderly market in the UK in Common Shares;

     4.2.3 Investec shall advise the Company on investment conditions in the UK and the pricing of the Company's securities and monitor and report to the Company where appropriate on the trading of its shares and significant movements in share price;

     4.2.4 Investec shall provide advice to the Company on anticipated market reactions to new corporate initiatives (including, without limitation, acquisitions, disposals and finance raising); and

     4.2.5     Investec  shall  provide  advice to the Company on a  preliminary
               basis,   where   requested,   relating   to   potential   offers,
               acquisitions, disposals and finance raising.

4.3 Investec shall treat as strictly confidential, and shall procure that its officers, servants, agents and advisers (collectively, the "Investec Parties") shall treat as strictly confidential, all information received or obtained by it in relation to the Company, its subsidiaries, their respective directors and employees and the businesses and investments (both actual and prospective) of the Company and such subsidiaries (the "Confidential Information"). Investec shall use such information and shall procure that its officers, servants, agents and advisers use such information, solely for the purpose of carrying out its duties properly in accordance with this Agreement and in no event shall such Confidential Information be used directly or indirectly to trade in the Common Shares. In the event of the termination of this Agreement for any reason, Investec shall, immediately on being so requested, return any such information in its possession, or in the possession of its officers, servants and agents, to the Company, together with written confirmation signed by a director of Investec that it has not retained copies thereof. Notwithstanding the foregoing, upon termination of this Agreement, the Investec Parties shall maintain the confidentiality of the Confidential Information for a period of two (2) years after such termination.

4.4 The obligations of Investec contained in Clause 4.3 shall be without prejudice to duties and obligations imposed on Investec in its capacity as Nominated Adviser or Broker under the AIM Rules or generally by law.

4.5 Any advice rendered by Investec will, save as required by the AIM Rules, be confidential to the Company and solely for its benefit. Such advice may not be disclosed to any third party other than the Company's other professional advisers or unless the Company comes under a legal or regulatory obligation to disclose it nor may such advice be used by or relied on by any third party, without Investec's express prior written consent.

4.6 The Company and each of the Directors acknowledges that Investec is acting solely for the Company in relation to the subject matter of this Agreement and for no one else and accordingly, that Investec will not be responsible to anyone other than the Company for providing the protections afforded to customers of or providing advice in relation to or in connection with such subject matter.

4.7 The Company acknowledges that Investec is not responsible for providing any legal advice to the Company or the Directors (or any of them) in respect of any applicable laws and regulations and the Company shall (if requested) communicate to Investec any legal advice it has obtained that is relevant to carrying out Investec's services hereunder.

5.   UNDERTAKINGS AND AUTHORITIES RELATING TO ADMISSION

5.1 The Company and each of the Directors undertakes to Investec for a period of one (1) year commencing on Admission to at all times comply with all statements of intent and undertakings contained in the Admission Document unless Investec agrees otherwise (such agreement not to be unreasonably withheld or delayed).

5.2 The Company and each of the Directors undertakes in favour of Investec to execute or to use all reasonable endeavours to procure the execution of all such documents and to do or procure the doing of all such things as may reasonably be required by, or be reasonably necessary to comply with the requirements of the London Stock Exchange for the purposes of or in connection with Investec's continuing roles as Nominated Adviser and Broker to the Company. 5.3 The Company and each of the Directors (in the case of each of the Directors, so far as is within his or her powers) undertakes to Investec that they will for so long as the Common Shares are AIM Securities (and insofar as the same relate thereto) use all reasonable endeavours to comply with and abide by all relevant laws and regulations including the AIM Rules, the FSMA and the Criminal Justice Act 1993.

5.4 The Company and each of the Directors undertakes promptly to provide Investec or procure (so far as he is able) that Investec is as soon as practicable following a request from Investec provided with all information, confirmations and evidence which Investec may reasonably require for the proper performance of its duties hereunder and/or as may be required by the London Stock Exchange in order to comply fully with all relevant provisions of AIM Rules, the FSMA and any other laws or regulations (whether or not having the force of law). The Company and each of the Directors undertakes that all such information, confirmations and evidence provided by it to Investec will, so far as it/he is aware, be true and accurate in all material respects and not materially misleading. Furthermore, if anything occurs within a reasonable time thereafter which renders any such information, confirmation, evidence and/or statements of opinion untrue or inaccurate or misleading in any material respect, the Company will as soon as practicable notify Investec and take all reasonable steps necessary to amend the information, confirmation, evidence or statement of opinion so as to rectify the matter.

5.5 The Company undertakes to Investec not to alter, revise, amend or release or agree to any alteration, revision, amendment or release of any material terms or conditions of any service agreements of senior executives of the Company without the prior written consent of Investec (such consent not to be unreasonably withheld or delayed), provided that this clause shall not restrict any revisions to the salary or benefits payable under such service agreements which have been approved by the Board of Directors of the Company (or a duly appointed and authorised remuneration committee of the Board).

5.6 For so long as Investec shall be Nominated Adviser or Broker to the Company, the Company shall not appoint any other nominated adviser or any other broker.

6.   INDEMNITY

6.1 Investec, its officers, servants, agents and advisers shall not be liable to the Company for any claim, liability, loss, damages, costs, charges or expenses made, suffered or incurred by the Company or the Directors directly or indirectly arising out of the due performance by Investec of its obligations or services hereunder unless the same shall arise from (i) a material breach of this Agreement, (ii) the fraud, negligence or wilful default of Investec, its officers, servants, agents or advisers or (iii) the breach by Investec of its duties under the FSMA, the AIM Rules or the FSA's Handbook of Rules and Guidance.

6.2 The Company undertakes with Investec (for itself and as trustee for its officers, servants, agents and advisers (the "Indemnified Persons")) that it will hold Investec, and the Indemnified Persons fully and effectively indemnified against all actions, liabilities, losses, damages and expenses arising out of any claim which may be brought or threatened against Investec or any of the Indemnified Persons (whether such claim is substantiated, dismissed, compromised or withdrawn) in each case directly or indirectly arising out of in relation to or by reason of:-

     6.2.1 the due and proper performance by Investec of its role as Nominated Adviser and Broker in the manner contemplated by this Agreement and/or any breach of the warranties, representations, undertakings or other obligations undertaken or given by the Company or the Directors hereunder; or

     6.2.2 any failure by the Company to comply with the FSMA, the US Securities Act, the SEC Regulations, the OTC Bulletin Board Rules or any other applicable requirement of statute or statutory regulation of the United Kingdom, the USA or any other jurisdiction and/or any relevant rules of a self-regulating organisation of which Investec is a member in relation to any document duly and properly issued or published by Investec in or towards the performance of the role as Nominated Adviser and/or Broker hereunder; or

     6.2.3 any misrepresentation or alleged misrepresentation (by whomsoever made, except the Indemnified Persons) contained in any document issued or published by the Company; or

     6.2.4 the approval by Investec for the purposes of section 21 of FSMA of any material issued or caused to be issued by the Company in connection with the issue of any financial promotion or any other document issued or published by Investec with the consent of the Company in or towards the performance of the role as Nominated Adviser hereunder arising by reason of the contents of such document or material not being accurate or being unfair or misleading or infringing any applicable statute or the rules of the FSA; or

     6.2.5 any letter or report required by the AIM Rules to be given or made by Investec in connection with any document issued or published by Investec with the consent of the Company in or towards the performance of the role as Nominated Adviser hereunder being incorrect or misleading;

     including without limitation in any such case all proper costs, charges and expenses (including without prejudice to the generality of the foregoing, all reasonable and proper legal fees and expenses incurred on a solicitor and own client basis) which Investec or any of the Indemnified Persons may suffer or reasonably incur in disputing any such claim or in establishing any claim for indemnity under the foregoing provisions of this clause 6.

6.3 The indemnities contained in clause 6.2 shall not extend to any actions, liabilities, losses, damages or expenses to the extent that the same arise from the misrepresentation (other than as referred to in clause 6.2.4 above), fraud, negligence or wilful default of Investec or the Indemnified Persons or any material breach by Investec of the terms of this Agreement or its duties under the FSMA, the AIM Rules or the FSA's Handbook of Rules and Guidance.

6.4 As soon as reasonably practicable after Investec becomes aware of any claim made or threatened within the scope of the indemnities set out in this clause 6 (and Investec shall use its reasonable endeavours to ensure that any Indemnified Person notifies Investec of any such claim as soon as reasonably practicable) Investec will at the cost of the Company and following full consultation with the Company and/or its advisers upon such terms as Investec may require take such reasonable steps in relation to any proceedings, actions, claims and demands which become the subject of this indemnity as the Company requests in writing.

6.5 All sums payable under this indemnity shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law.

6.6 The indemnities contained in this clause 6 shall remain in full force and effect notwithstanding Admission.

7.   AIM RULES

7.1  The Company and each of the Directors hereby acknowledge that:-

     7.1.1 Investec owes responsibilities to the London Stock Exchange as Nominated Adviser and Broker, and if at any time a conflict arises between the duties of Investec to the Company and to the London Stock Exchange, Investec shall (after reasonable consultation with the Company if practicable) be entitled to act so as to fulfil its obligations to the London Stock Exchange without incurring any liability to the Company arising out of such action; and

     7.1.2 the London Stock Exchange may review Investec's registration as Nominated Adviser and/or Broker and/or impose sanctions upon Investec depending upon the conduct of the Company in relation to the AIM Rules.

7.2 The Company hereby undertakes to Investec that it shall (and each of the Directors severally undertakes, for so long as he remains a director of the Company, to use his reasonable endeavours to procure that the Company
     shall),   provided  that  the  same  shall  not  violate  any  US  laws  or regulations:-

     7.2.1 upon becoming aware of the same, to comply forthwith with all reasonable directions given by Investec in relation to compliance with the AIM Rules;

     7.2.2 to inform Investec forthwith upon becoming aware of any breach by the Company and/or any Director of the AIM Rules and to request the advice and guidance of Investec in relation to all material matters relevant to the Company's compliance with the AIM Rules; and

     7.2.3 that arrangements will be made for transfers of the Company's shares to be registered within fourteen (14) days of receipt (save where the Directors refuse to register a transfer pursuant to the provisions of the restated articles of incorporation of the Company or where such registration would violate or fail to comply with any US securities laws or regulations) and if appropriate for certificates to be dispatched without delay.

7.3 The Company undertakes to Investec to comply on a timely basis with all obligations imposed on AIM companies from time to time by the London Stock Exchange and each Director severally undertakes that for so long as he is a director of the Company he will do everything reasonably within his power as such at the Company's cost to procure that the Company complies with such obligations (provided that the same shall not violate any US laws or regulations).

7.4 The Company undertakes to Investec that it shall (and each of the Directors severally undertakes, for so long as he remains a director of the Company, to use all reasonable endeavours to procure that the Company shall):-

     7.4.1 supply to Investec forthwith upon Investec requesting the same complete and accurate copies of any document or information relating to the Company which Investec may reasonably require for the purpose of carrying out its duties hereunder and under the AIM Rules including, without prejudice to the generality of the foregoing, copies of minutes of any board meetings;

     7.4.2 supply Investec with copies of the audited consolidated annual accounts of the Company and its subsidiaries, approved by the auditors for the time being of the Company, for the financial period to which they relate, together with a draft preliminary statement of such results, and to supply copies of the interim results within the timescale laid down by the AIM Rules; and

     7.4.3 supply to Investec, on a timely basis so as to give Investec reasonable opportunity to comment on such, copies of all documents before their despatch to shareholders generally and announcements and other documents required to be submitted by the Company to the London Stock Exchange.

8.   ANNOUNCEMENTS

8.1 The Company undertakes to Investec (and each of the Directors undertakes to Investec, for so long as he remains a director of the Company, to use his reasonable endeavours to procure) that, for so long as Investec shall continue as the Company's Nominated Adviser and/or Broker, the terms, method and timing of any publicity by or on behalf of the Company in connection with the application for Admission, including any statement to or interview with the media, shall if practicable be agreed in advance with Investec (such agreement not to be unreasonably withheld or delayed by Investec).

8.2  The Company shall notify Investec in advance of and discuss with Investec:-

     8.2.1 any event or matter the occurrence of which will give rise directly or indirectly to a requirement under the AIM Rules, the SEC Regulations or the OTC Bulletin Board Rules for a public announcement (including without prejudice to that generality, any contractual or other commitment or agreement which may require such announcement, or the issue or creation of any shares or options or securities convertible into shares in the capital of the Company); and

     8.2.2 any announcement of profits or losses or dividends of the Company or any other information which is likely to affect the assessment of the character or value of the business of the Company or which may be necessary to be made known to the public being a major new development in the Company's sphere of activities which is not public knowledge and which may, by virtue of its effect on the Company's assets and liabilities or financial position or in the general course of the Company's business, lead to any substantial movement in the price of the Common Shares.

8.3 The Company undertakes to Investec (and each of the Directors undertakes to Investec, for so long as he remains a director of the Company, to use his reasonable endeavours to procure) that, for so long as Investec shall continue as the Company's Nominated Adviser and/or Broker, any announcement made by the Company to comply with legal or regulatory requirements of NASD or any other market in the US (or otherwise outside the UK) on which the Common Shares of the Company may be traded, quoted, listed or otherwise dealt in from time to time shall be released simultaneously to a Regulatory Information Service in the UK or (if such time is prior to the start of trading in equities on the London Stock Exchange) immediately upon the commencement of trading in equities on the London Stock Exchange.

9.   DIRECTORS' DEALINGS IN SECURITIES

     The Company undertakes to Investec (and each of the Directors undertakes to Investec, for so long as he remains a director of the Company, to use his reasonable endeavours to procure) that the Company shall ensure that the Directors comply with the AIM Rules in so far as they relate to dealings in the securities of a company whose securities have been admitted to trading on AIM (and, in particular, Rules 17 and 21 thereof).

10.  TERMINATION

10.1 The Company may terminate either or both of the appointments herein contained forthwith by giving written notice to Investec (as the case may be) following:-

     10.1.1 the appointment of a liquidator, receiver, administrative receiver or administrator over the whole or substantially the whole of Investec's assets (except for the purposes of a solvent reconstruction, amalgamation, reorganisation, merger or consolidation);

     10.1.2 a material breach by Investec of any of the terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within fourteen (14) days' service of a notice specifying the breach and requiring it to be remedied;

10.2 Investec may terminate either or both of its appointments forthwith by giving written notice to the Company in any one of the following events or circumstances:

     10.2.1 the Company does not pay any sum payable under this Agreement after having received seven (7) days' written notice that it remains unpaid (and subject to there being no dispute concerning the amount of such sum);

     10.2.2 either the Company or any of the Directors commits any material breach of any of the other terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within fourteen (14) days of service of a notice specifying the breach and requiring it to be remedied;

     10.2.3 any Director of the Company commits a fraudulent act, or the Company or any Director commits any material breach of the California Corporations Code, the FSMA, the AIM Rules or any other laws or regulations to which the Company and/or the Directors are subject from time to time;

     10.2.4 the Company fails to comply with advice given to the Company and/or the Directors by Investec such that, in the reasonable opinion of Investec, such failure could jeopardise or damage the reputation of Investec;

     10.2.5 any warranty or representation given in the Placing Agreement is found to be untrue or misleading in any respect which is material in the context of the Placing (as defined in the Placing Agreement);

     10.2.6 the Company stops or suspends or threatens to stop or suspend payment of all or a material part of (or a particular type of) its debts (which failure to pay is not subject to a valid defence) or is unable to pay its debts or is deemed unable to do so under applicable law;

     10.2.7 the Directors make any proposal under applicable law or the Company proposes or makes any agreement for the deferral, resettling or other readjustment (or proposes or makes a general assignment of or arrangement or composition or for the benefit of the relevant creditors) or all of (or all of a particular type) its debts, or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the debts of the Company;

     10.2.8 the appointment of a receiver, administrative receiver, manager or similar person to enforce a security given by the Company;

     10.2.9 any step is taken by the Company with a view to its winding-up or any person presents a winding-up petition (other than for frivolous or vexatious reasons) which is not dismissed within fourteen (14) days or the Company ceases or threatens to cease to carry on all or a material part of its business (except for the purposes of and followed by reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by Investec before that step is taken);

     10.2.10 the Company terminates one (but not the other) appointment of Investec contained in this Agreement.

10.3 The parties shall notify the other parties promptly upon the occurrence of a Termination Event or any event or circumstance which may reasonably be expected to give rise to the occurrence of a Termination Event.

10.4 Upon the occurrence of a Termination Event, the non-defaulting parties shall be entitled to terminate this Agreement forthwith by written notice to the other party.

10.5 Subject to any earlier  termination  pursuant to the  provisions of clauses
     10.1 and 10.2, either of the appointments of Investec as the Company's Nominated Adviser and as the Company's Broker shall continue for an initial minimum period of twelve (12) months following Admission and thereafter unless and until terminated (with or without cause) by either the Company or Investec giving to the other not less than one (1) month's notice of termination expiring at any time after such minimum twelve (12) month period.

10.6 Upon termination of either of the appointments of Investec contained in this Agreement:-

     10.6.1 the rights and obligations of the parties under this Agreement shall terminate in relation to such appointment and be of no further effect, except that clauses 1, 3.1, 3.3 (to the extent that fees have accrued at termination), 6 (for a period of one
               (1) year after termination), 12 and 16 (inclusive) shall remain in full force and effect in relation to such appointment;

     10.6.2 any rights or obligations to which any of the parties to this Agreement may be entitled or be subject in relation to such appointment before such termination shall remain in full force and effect;

     10.6.3 the termination of such appointment shall not affect or prejudice any right to damages or other remedy which the terminating party may have in respect of the Termination Event which gave rise to the termination of such appointment or any other right to damages or other remedy which any party may have in respect of any breach of this Agreement which existed at or before the date of termination; and

     10.6.4 the termination of such appointment shall not affect or prejudice the other appointment of Investec pursuant to this Agreement (unless it shall also be terminated).

11.  CHANGE OF DIRECTORS

     Following a request by Investec, the Company shall procure that each new director of the Company appointed after the date of this Agreement as a director of the Company shall enter into an Agreement by which he agrees to be bound by the terms of this Agreement which are then binding upon any of the Directors (save that he shall not be liable for any antecedent breaches by any of them).

12.  UNDERTAKINGS REGARDING ISSUES OF FURTHER SHARES

12.1 The Company undertakes to Investec that it will not (and each of the Directors undertakes, so far as he is lawfully able and for so long as he remains a director of the Company, that he will procure that the Company will not) at any time during the period of five (5) years commencing on Admission (and notwithstanding whether Investec is still the Company's Nominated Adviser or not during that period):-

     12.1.1 issue any further shares of series A convertible preferred stock in the Company or shares of series B convertible preferred stock in the Company, without the prior consent in writing of Investec (such consent not to be unreasonably withheld or delayed); or

     12.1.2 issue any other shares or securities in the Company ranking ahead of the Common Shares for entitlement to any dividend or other distribution made by the Company, without the prior approval of the holders of the requisite majority of the Common Shares (and, if necessary, of the requisite majority of the shares of series A convertible preferred stock and of the requisite majority of the shares of series B convertible preferred stock).

12.2 Without prejudice to the provisions of clause 12.1, the Company undertakes to Investec in the terms set out in Schedule 2 to this Agreement and each of the Directors undertakes (so far as he is lawfully able and for so long as he remains a director of the Company) to Investec to use all reasonable endeavours to procure that the Company complies with the provisions of
     Schedule 2 strictly in accordance with its terms.

13.  UNDERTAKINGS REGARDING US SECURITIES AND OTHER LEGISLATION

13.1 The Company and each of the Directors undertakes to Investec that it or he will at all times during the continuance of the appointment of Investec as the Company's Nominated Adviser or as the Company's Broker comply with:-

     13.1.1 all US securities legislation and other US legislation (federal, state or whatsoever) applicable to the Company, its directors, its shareholders and/or its shares, including (but without limitation) the US Securities Act, the US Securities Exchange Act of 1934, the US Sarbanes-Oxley Act of 2002 and the SEC Regulations; and

     13.1.2    the OTC Bulletin Board Rules and any other rules and  regulations
               of  NASD   applicable  to  the  Company,   its   directors,   its
               shareholders and/or its shares.

13.2 It is understood and acknowledged by the Company and each of the Directors that Investec shall not be under any obligation or duty to advise the Company or any of the Directors in relation to any US legal, regulatory or market matters whether relating to issues of securities under any US legislation (whether federal, state or whatsoever), the SEC Regulations, the OTC Bulletin Board Rules, any other rules and regulations of NASD or otherwise howsoever.

14.  STATUS OF THE COMPANY

14.1 The Company warrants to Investec that:-

     14.1.1 it is a company incorporated in the State of California, USA and under the laws of the State of California and it has been in continuous existence since its incorporation;

     14.1.2 it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement and such obligations will be binding on it in accordance with their terms; and

     14.1.3 no order has been made or petition presented or resolution passed for its winding-up or administration and no receiver or administrator or administrative receiver has been appointed by any person in relation to its business or assets or any part thereof.

15.  NOTICES

15.1 Any notices or other communication requiring to be given or served under or in connection with the Agreement shall be in writing and shall be sufficiently given or served if delivered:-

     15.1.1 if to the Company to the Chief Executive Officer at the address set out at the front of this document;

     15.1.2    if to  the  Directors,  their  respective  addresses  set  out in
               Schedule 1;

     15.1.3 if to Investec, its address set out at the front of this document;

     (or to such other addresses as any of the parties may specify by notice in writing to each other party to this Agreement).

15.2 Any such notice shall be delivered by hand or sent by facsimile transmission or overnight courier delivery and if delivered by hand or sent by facsimile shall conclusively be deemed to have been given or served at the time of despatch and if sent by overnight courier delivery shall conclusively be deemed to have been received the next business day in the USA or the UK (as the case may be).

15.3 Any notice or document shall be deemed served:-

     15.3.1    if delivered, at the time of delivery;

     15.3.2 if sent by overnight courier delivery, the business day following such despatch; and

     15.3.3 if sent by facsimile transmission, at the time of transmission if between the hours of 9.00 a.m. and 5.00 p.m. on Monday to Friday (other than statutory holidays) or otherwise at 9.00 a.m. on the next succeeding business day.

15.4 In proving service (without prejudice to any other means):-

     15.4.1 by overnight courier delivery, it shall only be necessary to prove that the notice or document was contained in an envelope properly despatched as provided in this clause;

     15.4.2 by facsimile transmission, it shall be necessary to prove that the notice or document was duly received by production of a copy fax bearing the addressee's automatic records of correct transmission.

16.  GENERAL

16.1 Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties in writing but, as regards any time, date or period originally fixed or any time, date or period so extended, time shall be of the essence.

16.2 This Agreement shall be binding upon and enure for the benefit of the personal representatives and successors of the parties as the case may be.

16.3 No party shall be entitled to assign his or its rights under this Agreement without the prior written consent of each of the other Parties.

16.4 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement.

16.5 No failure or delay by Investec or the Company or the Directors in exercising any remedy, right, power or privilege under or in relation to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise thereof or the exercise of any other remedy, right, power or privilege.

16.6 No waiver by Investec or the Company or the Directors of any of the requirements of this Agreement or of any of their rights under this Agreement shall have effect unless given in writing signed by one of its directors. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

16.7 No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

16.8 Any remedy or right conferred upon Investec or the Company or the Directors for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

16.9 Each  party  shall  provide  all  such   assistance  and  supply  all  such
     information as the other parties shall reasonably require for the purposes of this Agreement.

17.  COUNTERPARTS

     This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement may be validly exchanged by fax.

18.  GOVERNING LAW

18.1 This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts for all purposes relating to this Agreement, but this Agreement may be enforced in any court of competent jurisdiction.

18.2 The Company and each of the Directors hereby irrevocably appoints Field Fisher Waterhouse (Solicitors) of 35 Vine Street, London EC3N 2AA as its or his agent to receive on its or his behalf service of proceedings issued out of the English Courts in any action or proceedings arising out of or in connection with this Agreement. The Company and each of the Directors warrants that Field Fisher Waterhouse have agreed to act as its or his agent as aforesaid and agrees that failure by such agent to notify the Company or any of such Directors of such service shall not adversely affect the validity of such service or any judgement based on it. Such service shall become effective seven (7) days after despatch. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.


IN WITNESS WHEREOF this Agreement has been executed this day and year first above written.

                                   SCHEDULE 1

                                  THE DIRECTORS


Name                           Position
----                           --------

Anthony Neil Rawlinson         Chairman
Edwin Orrin Riddell            Chief Executive Officer, President & Director
Bjorn  Ahlstrom                Director
Dr. Malcolm Roderick Currie    Director
Donald H Dreyer                Director
John Robert Wallace            Director
Lawrence (Larry) Brian         Chief Financial Officer & Director
Lombard


all of 19850 South Magellan Drive, Torrance, California 90502, USA

                                   SCHEDULE 2

                               PRE-EMPTION RIGHTS


1. In this Schedule, the following additional words and expressions shall (save where the context otherwise requires) have the following meanings:-

     "Affiliate"                   any  holding   company  of  Investec  or  any
                                   subsidiary of any such holding company and the current and former directors, officers and employees of each of such persons and of Investec (as the case may be);

     "allot for cash"              an   allotment   of   securities   where  the
                                   consideration   for  the  allotment  is  cash
                                   received by the Company, or is a cheque received by the Company in good faith which the Directors of the Company have no reason for suspecting will not be paid, or is a release of a liability of the Company for a liquidated sum, or is an undertaking to pay cash to the Company at a future date;

     "employees' share scheme"     the Company's  1996 Stock Option Plan and any
                                   other scheme for encouraging or facilitating the holding of shares in the Company by or for the benefit of:-

               (a) the bona fide employees or former employees, directors or consultants of the Company; or

               (b)  the  wives,  husbands,   widows,  widowers  or  children  or
                    step-children under the age of 18 of such employees or former employees, directors or consultants;

     "equity securities"           a relevant share in the Company (other than a
                                   bonus share), or a right to subscribe for, or to convert securities into, relevant shares in the Company;

     "Indemnified Person"          Investec and/or any of its Affiliates;

     "relevant shares"             all shares in the Company  (which shall,  for
                                   the  avoidance  of  any  doubt,  include  the
                                   Common   Shares,   the  shares  of  series  A
                                   convertible preferred stock, no par value, in the Company and the shares of series B convertible preferred stock, no par value, in the Company) other than:-

               (a) shares (if any) which as respects dividends and capital carry a right to participate only up to a specified amount in a distribution; and

               (b) shares which are held by a person who acquired them in pursuance of an employees' share scheme or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme; and

               (c) shares issued to non-executive board directors in accordance with the September 1999 Board of Directors compensation package for outside directors.

     "related party"               as defined in the AIM Rules;

     "relevant employee shares"    shares of the Company which would be relevant
                                   shares but for the fact that they are held by a person who acquired them in pursuance of an employees' share scheme;

     "securities"                  shares, stock,  debentures,  debenture stock,
                                   loan stock, bonds and other securities of any description;

     "Shareholder Majority"        holders  of 75% of the  voting  rights at the
                                   relevant time;

     "voting rights"               all the  voting  rights  attributable  to the
                                   share   capital  of  the  Company  which  are
                                   exerciseable at the relevant time;

     and references to:-

               (a) the "allotment" of equity securities or of equity securities consisting of relevant shares of a particular class includes the grant of a right to subscribe for, or to convert any securities into, relevant shares in the Company or (as the case may be) relevant shares of a particular class; but such a reference does not include the allotment of any relevant shares pursuant to such a right; and

               (b) a "class of shares" is to shares to which the same rights are attached as to voting and as to participation, both as respects dividends and as respects capital, in a distribution; and

               (c) to the "holder of shares" of any description is to whoever was at the close of business on a date, to be specified in the offer and to fall in the period of twenty-eight (28) days immediately before the date of the offer, the holders of shares of that description.

2. The Company undertakes to Investec that for the period of five (5) years commencing on Admission (and notwithstanding whether Investec is still the Company's Nominated Adviser or not during that period), where the Company is proposing to allot for cash new equity securities the voting rights attaching to which would (together with any other allotment(s) for cash of equity securities within the previous twelve (12) month period following Admission (or part thereof if Admission has taken place less than twelve
     (12) months prior to such allotment)) exceed ten per cent. (10%) of the total voting rights attached to all the equity securities of the Company in issue, it shall not (without the prior consent in writing of Investec or the prior approval by a Shareholder Majority):-

2.1 allot any of them on any terms to a person unless it has made an offer to each person who holds relevant shares or relevant employee shares to allot to him on the same or more favourable terms a proportion of those securities which is as nearly as practicable equal to the proportion held by him of the aggregate of the issued relevant shares and relevant employee shares; and

2.2 allot any of those securities to a person unless the period during which any such offer may be accepted (as referred to in paragraph 4.3 below) has expired or the Company has received notice of the acceptance or refusal of every offer so made.

3.   The undertaking in paragraph 2 does not apply to:-

3.1 a particular allotment of equity securities if these are, or are to be, wholly or partly paid up otherwise than in cash; and securities which the Company has offered to allot to a holder of relevant shares or relevant employee shares may be allotted to him, or anyone in whose favour he has renounced his right to their allotment, without contravening paragraph 2.2; or

3.2 the allotment of securities which would, apart from the renunciation or assignment of the right to their allotment, be held under an employee share scheme.

4. In relation to an offer for the purposes of paragraph 2.1 above, such offer:-

4.1 shall be in writing and shall be made to a holder of shares either personally or by sending it by post (that is to say, prepaying and posting a letter containing the offer) to him or to his registered address [and if sent by post, the offer shall be deemed to be made at the time at which the letter would be delivered five (5) days following posting;

4.2 where shares are held by two or more persons jointly, may be made to the joint holder first named in the Company's register of members in respect of the shares;

4.3 must state a period of not less than twenty one (21) days during which it may be accepted; and such offer may not be withdrawn before the end of that period;

     unless otherwise agreed in writing with Investec.

5. Neither the Company nor any of the Directors shall make any claim against Investec or any Indemnified Person to recover any damage, cost, charge, expense, loss or liability which the Company or any of the Directors may suffer or incur by reason of or arising out of the exercise by Investec of its discretion as regards the consent referred to in paragraph 2 above.

6. The Company undertakes to Investec (for itself and as trustee for each Indemnified Person) that it will indemnify and hold harmless, and at all times keep each Indemnified Person fully and effectively indemnified, against all losses, claims, expenses, liabilities, actions, demands, proceedings and judgements whatsoever and all reasonable costs, charges and expenses which Investec or any Indemnified Person may suffer or incur or which may be made against or incurred by Investec or any Indemnified Person in any jurisdiction by shareholders of the Company (or any of them) whether in their personal capacities, by way of derivative action on behalf of the Company, or otherwise (including, but without limitation, all such reasonable costs, charges and expenses including any value added tax thereon) as Investec or any Indemnified Person may pay or properly incur in responding to, disputing any such actual or potential actions, claims or demands or in enforcing the rights of Investec or any Indemnified Person under paragraph 5 above and this paragraph 6) and which in any such case arises directly or indirectly out of or in connection with or results from or is attributable to the exercise by Investec of its discretion as regards the consent referred to in paragraph 2 above.

SIGNED by
duly authorised for and on behalf of
INVESTEC BANK (UK) LIMITED


/s/ Michael Ansell
............................................
Director


SIGNED by
duly authorised for and on behalf of
ENOVA SYSTEMS, INC.


/s/ Edwin RIddell
............................................
Director


SIGNED by
ANTHONY NEIL RAWLINSON


/s/ Anthony Neil Rawlinson
..............................................
(Director)


SIGNED by
EDWIN ORRIN RIDDELL


/s/ Edwin Riddell
..............................................
(Director)


SIGNED by
BJORN AHLSTROM


/s/ Bjorn Ahlstrom
..............................................
(Director)

SIGNED by
DR MALCOLM RODERICK CURRIE


/s/ Malcolm Roderick Currie
..............................................
(Director)


SIGNED by
DONALD H DREYER


/s/ Donald H Dreyer
..............................................
(Director)


SIGNED by
JOHN ROBERT WALLACE


/s/ John Robert Wallace
..............................................
(Director)


SIGNED by
LAWRENCE BRIAN LOMBARD


/s/ Lawrence Brian Lombard
..............................................
(Director)